SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 9, 2014

FASTFUNDS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-33053	87-0425514
(Commission File Number)	(IRS Employer Identification No.)

319 Clematis Street, Suite 400, West Palm Beach, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 514-9042

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On July 9, 2014, the Company filed an amendment to its’ Articles of Incorporation with the Nevada Secretary of State so that the number of directors comprising the board of directors shall be fixed and may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation and the Nevada Revised Statutes; except that at no time shall there be less than one (1) nor more than five (5) directors. The name of the person serving as the director of the Company until the next annual meeting of shareholders and until his successor is duly elected and qualified is Henry Fong.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 - Financial Statements and Exhibits

A copy of the Certificate of Amendment that was filed with the Nevada Secretary of State on July 9, 2014 is attached hereto as Exhibit 3.1 of this Report and is incorporated by reference herein.

Exhibit Number	Description
3.1	Certificate of Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 17, 2014	FASTFUNDS FINANCIAL CORPORATION

	By:	/s/ Henry Fong
Henry Fong Chief Executive Officer